Exhibit H
Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: May 17, 2006

Valero Energy Corporation

By: /s/ Jay D. Browning
Name: Jay D. Browning Title: Senior Vice President and Corporate Secretary

Valero GP Holdings, LLC

By: /s/ Bradley C. Barron
Name: Bradley C. Barron Title: Vice President, General Counsel and Secretary

Riverwalk Holdings, LLC

By: /s/ Corky Davis
Name: Corky Davis Title: Vice President, Secretary and Treasurer

Diamond Shamrock Refining and Marketing Company

By: /s/ Jay D. Browning
Name: Jay D. Browning Title: Vice President and Secretary

Sigmor Corporation

By: /s/ Jay D. Browning
Name: Jay D. Browning Title: Vice President and Secretary

The Shamrock Pipe Line Corporation

By: /s/ Jay D. Browning
Name: Jay D. Browning Title: Vice President and Secretary

Exhibit H

Diamond Shamrock Refining Company, L.P.

By: /s/ Jay D. Browning
Name: Jay D. Browning Title: Vice President and Secretary

Valero Refining—New Orleans, L.L.C.

By: /s/ Jay D. Browning
Name: Jay D. Browning Title: Vice President and Secretary

Valero Refining Company—California

By: /s/ Jay D. Browning
Name: Jay D. Browning Title: Vice President and Secretary

Valero Refining—Texas, L.P.

By: Valero Corporate Services Company, its general partner
By: /s/ Jay D. Browning
Name: Jay D. Browning Title: Vice President and Secretary